EXHIBIT 99.1

HBT FINANCIAL, INC. ANNOUNCES

EXECUTIVE OFFICER TRANSITION PLANS

Bloomington, IL, November 23, 2022 – HBT Financial, Inc. (NASDAQ: HBT) (the “Company” or “HBT”), the holding company for Heartland Bank and Trust Company (“Heartland Bank”), today announced that Patrick F. Busch, Executive Vice President and Chief Lending Officer of the Company and President and Chief Lending Officer of Heartland Bank, will step down from these roles on December 31, 2022. Mr. Busch will remain with Heartland Bank, serving in the newly created position of Vice Chairman where he will continue to be involved in business development. Mr. Busch will also remain a member of both the Company and Heartland Bank boards of directors. J. Lance Carter, President and Chief Operating Officer of the Company and COO of Heartland Bank, will assume the additional title of President of Heartland Bank, effective January 1, 2023. Lawrence J. Horvath, currently Executive Vice President and Regional Senior Lending Manager of Heartland Bank, has been named Executive Vice President and Chief Lending Officer of the Company and Heartland Bank, effective January 1, 2023.

Fred L. Drake, Chairman and Chief Executive Officer of the Company, commented, “Pat Busch has been an integral part of the success of the Company and Heartland Bank since 1995. On behalf of the entire Company, I would like to thank him for the valuable role he’s played in the significant growth of the Company, and for his leadership in helping create the strong lending culture that has served as the foundation of our franchise. In his new role as Vice Chairman, Pat will continue to develop strong commercial lending relationships in our northern Illinois markets. Larry Horvath will be a strong successor to Pat as our new Chief Lending Officer and will carry on the conservative credit culture that has resulted in the Company being a high performing bank.”

Lawrence J. Horvath joined Heartland Bank in 2010 and currently oversees commercial lending for all Heartland Bank markets outside Cook County and the Chicago Suburban area, as well as treasury management services. Mr. Horvath’s 37 years of banking experience include commercial lending and credit review, mergers and acquisitions, market leadership, and serving as President and CEO of a Bloomington, Illinois community bank. He is active in the Bloomington, Illinois community serving on boards of various local organizations. In addition, he currently serves on the board of the Illinois Bankers Association, is on the loan committee for the largest community development corporation in the state, and is also Heartland Bank’s representative serving on the board for the Illinois Real Estate Title Center. Mr. Horvath holds a BS in Finance from Western Illinois University.

About HBT Financial, Inc.

HBT Financial, Inc., headquartered in Bloomington, Illinois, is the holding company for Heartland Bank and Trust Company, and has banking roots that can be traced back to 1920. HBT provides a comprehensive suite of business, commercial, wealth management, and retail banking products and services to individuals, businesses and municipal entities throughout Central and Northeastern Illinois and Eastern Iowa through 58 full-service branches. As of September 30, 2022, HBT had total assets of $4.2 billion, total loans of $2.6 billion, and total deposits of $3.6 billion.

HBT Financial, Inc.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release contains, and future oral and written statements of the Company and its management may contain, "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," or “should,” or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: (i) the strength of the local, state, national and international economies (including effects of inflationary pressures and supply chain constraints); (ii) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics (including the COVID-19 pandemic in the United States), acts of war or other threats thereof, or other adverse external events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse external events; (iii) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies, the FASB or the PCAOB; (iv) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (v) changes in interest rates and prepayment rates of the Company’s assets (including the impact of LIBOR phase-out); (vi) increased competition in the financial services sector and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of acquisitions and the possibility that transaction costs may be greater than anticipated; (ix) the loss of key executives or employees; (x) changes in consumer spending; (xi) unexpected outcomes of existing or new litigation involving the Company; (xii) the economic impact of exceptional weather occurrences such as tornadoes, floods and blizzards; (xiii) the possibility that stockholders of Town and Country Financial Corporation (“Town and Country”) may not approve the merger agreement; (xiv) the risk that a condition to closing of the proposed transaction may not be satisfied, that either party may terminate the merger agreement or that the closing of the proposed transaction might be delayed or not occur at all; (xv) potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; (xvi) the diversion of management time on transaction-related issues; (xvii) the ultimate timing, outcome and results of integrating the operations of Town and Country into those of HBT; (xviii) the effects of the merger on HBT’s future financial condition, results of operations, strategy and plans; (xix) regulatory approvals of the transaction; and (xx) the ability of the Company to manage the risks associated with the foregoing. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

CONTACT:

Tony Rossi

HBTIR@hbtbank.com

(310) 622-8221